UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2013

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY (Address of Principal Executive Offices)	10018 (Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 24, 2013, Xcel Brands, Inc. (the “Company”, IM Brands, LLC., a wholly-owned subsidiary of the Company (“IMB”, together with the Company, the “Buyers”), IM Ready-Made, LLC (the “Seller”), Isaac Mizrahi (“Mizrahi”) and Marissa Gardini (“Gardini” and, together with Mizrahi, the “Individuals”) entered into the Fifth Amendment (the “Amendment”) to the Asset Purchase Agreement dated as of May 19, 2011 (the “Agreement”). Pursuant to the Amendment, the Seller and the Individuals acknowledge and agreed that no Earn-Out Shares (as defined in the Agreement) were earned for the twelve month periods ended September 30, 2013 and ending September 30, 2014, regardless of whether the criteria for the issuance of such shares are or shall in the future be satisfied. As partial consideration for the execution of the Amendment, (i) the original promissory note issued pursuant to the agreement (the “Original Note”) was amended and restated as described below (the “New Note”) and the Voting Agreement entered into in connection with the Agreement was amended and restated (the “Amended and Restated Voting Agreement”) as described below.

The New Note is due as to $1,500,000 principal amount on the date of its execution (of which $500,000 was prepaid on September 27, 2013 and the remaining $1,000,000 was paid upon execution); and becomes due as to (i) $750,000 principal amount shall become due and payable on January 31, 2015 (the “First Interim Payment”), (ii) $750,000 principal amount shall become due and payable on January 31, 2016 (the “Second Interim Payment” and together with the “First Interim Payment”, the “Interim Payments”) and (iii) the remaining unpaid balance shall become due and payable September 30, 2016 (the “Maturity Date”) subject to extension to the first business day following September 30, 2018 (the date to which the maturity date of the New Note is extended is referred to as the “Subsequent Maturity Date”). We have the right to make the Interim Payments in cash or in shares of Common Stock (except for $500,000 of the First Interim Payment, which must be paid in cash), provided, that if we receive the consent of our senior lenders to make such payments in cash, we must make such payments in cash.

At any time the New Note is outstanding, we have the right to convert the New Note, in whole or in part, into the number of shares of Common Stock obtained by dividing the principal amount to be converted by the Average Trading Price of the Common stock at the time of the conversion, so long as the Average Trading Price of our Common Stock is at least $4.50. In addition, we have the right to pay the outstanding balance of the New Note at the Maturity Date or Subsequent Maturity Date (if the Maturity Date of the New Note is extended), in shares of Common Stock by dividing the outstanding principal amount of the New Note by the Average Trading Price. “Average Trading Price” means the average per share closing price of the Common Stock for the twenty consecutive trading days ending on the trading day immediately preceding the date of payment.

If we elect to make Interim Payments by issuing shares of Common Stock, the number of shares issuable will be obtained by dividing the principal amount of the New Note then outstanding by the greater of (i) the Average Trading Price on the date such Interim Payment is due, and (ii) $4.50 subject to certain adjustments; provided, however, that if the Average Trading Price is less than $4.50 as adjusted, IM Ready will have the option to extend the date such Interim Payment is due until the Maturity Date. If an Interim Payment is so extended, IM Ready will have the option to convert the Interim Payment that was so extended into a number of shares of Common Stock as determined by dividing the principal amount by the Interim Payment that was so extended by $4.50, subject to certain adjustments.

Pursuant to the Amended and Restated Voting Agreement, each of IM Ready, Mizrahi and Gardini has agreed to appoint a person designated by the board of directors of the Company as their irrevocable proxy and attorney-in-fact with respect to the shares of the Common Stock received and which may be received by IM Ready, Mizrahi and/or Gardini in connection with the Company’s September 2011 acquisition of the Isaac Mizrahi Brands (the “IM Brands”) (including shares which may be issued in satisfaction of the earn-out payments or the New Note and the shares of common stock to be issued to Mizrahi and Gardini pursuant to the RSAs, as defined below). The proxy holder shall vote in favor of matters recommended or approved by the board of directors. The Board of Directors appointed Robert D’Loren as proxy and attorney-in-fact on such shares.

On December 24, 2013 and effective on the Closing Date, the Company entered into a new employment agreement with a term extending through September 30, 2016 with Mizrahi such that Mizrahi will continue to serve as the Chief Design Officer of the Isaac Mizrahi Brand and providing for Mizrahi to make agreed upon in-store appearances material to the Company’s business and agreed upon direct response television appearances.  Following the initial term, the agreement will be renewable, at the option of the Company, for two successive one-year periods on the same terms and conditions as those in effect during the third year of the initial term.  Thereafter, the agreement will renew automatically for one-year periods, unless either party gives written notice of intent to terminate at least 30 days prior to such termination.  Mizrahi’s base salary will be $1,000,000 per annum.  The Board or the compensation committee may approve increases (but not decreases) in Mr. Mizrahi’s base salary from time to time, and it shall be subject to review for potential increases after September 30, 2016, as annual salary reviews are conducted for executive officers of the Company.

Mizrahi is required to devote his full business time and attention to the business and affairs of the Company and its subsidiaries; however, Mizrahi is the principal of IM Ready and Laugh Club, Inc., and accordingly, he may undertake promotional activities related thereto (including the promotion of his name, image, and likeness) through television, video, and other media (and retain any compensation he receives for such activities) (referred to as “Retained Media Rights”) so long as such activities (i) do not utilize the IM Trademarks (as defined in the employment agreement) or interfere with his employment duties or (ii) are consented to by the Company.  The Company believes that it benefits from Mr. Mizrahi’s independent promotional activities by increased brand awareness of the IM Brands and the IM Trademarks.

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Mizrahi shall be eligible to receive an annual cash bonus (the “Bonus”) of up to $1,000,000 (the “Maximum Bonus”) for each calendar year during the Term commencing 2014. The Bonus shall consist of (i) the DRT Revenue Bonus and a Collaboration Bonus. “DRT Revenue Bonus” means an amount equal to 10% of the aggregate DRT Revenue for such year until the Bonus payable for each calendar year equals $500,000 and (ii) thereafter 5% of DRT Revenue, until the Bonus payable for such calendar year equals the Maximum Bonus. “DRT Revenue” means (i) gross royalty revenue in excess of $8,000,000 from net retail sales under the Company’s agreement with QVC, Inc. as determined in accordance with U.S. generally accepted accounting principles, multiplied by the percentage of hours of QVC shows featuring the Company’s IsaacMizrahiLive products on which Mizrahi appears, plus (ii) royalty revenue, as determined in accordance with U.S. generally accepted accounting principles, received by the Company from The Shopping Channel (“TSC”) from sales of IsaacMizrahiLive products directly related to direct response television shows airing on TSC on which Mizrahi appears. “Collaboration Bonus” means 5% of revenue derived from fees relating to material services performed by Mizrahi from collaborations with third-parties to co-market the third-party’s products and any of the IM Brands.  As soon as practicable, and not later than 60 days after the end of such twelve-month period, the Company shall deliver to Mizrahi: (i) a statement prepared by the Company certifying the net royalty income for the period, (ii) a statement from the Company calculating the amount of the bonus, and (iii) supporting documentation of the determination of the net royalty income amount for the period.  The bonus, if any, shall be paid to Mizrahi no later than 30 days after the delivery of the statements described above in (i) and (ii). In addition to, and not in lieu of, the foregoing, Mizrahi has the right to participate in all employee bonus plans offered to other executives and senior management and such other bonus payments as the Board, or the compensation committee of the Board, may approve in its sole discretion.

If Mizrahi’s employment is terminated by us without “cause”, or if Mizrahi resigns with “good reason”, or if we fail to renew the term, then Mizrahi will be entitled to receive his unpaid base salary and cash bonuses through the termination date and an amount equal to his base salary in effect on the termination date for the longer of six months and the remainder of the then-current term, but in no event exceeding 18 months.  Mizrahi would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for the same period of time for which he would continue to receive his base salary pursuant to the terms of the agreement.

In connection with the execution of the agreements described above, the Company agreed to award to Mizrahi and Gardini 783,750 and 41,250 shares of restricted Common Stock, respectively, on January 1, 2014 pursuant to restated stock agreements (the “RSAs”) under the Company’s 2011 Stock Equity Plan. The shares awarded to Mizrahi vest as to 522,500 shares on July 01, 2014; 87,400 shares on September 30, 2014; 87,400 shares on September 30, 2015; and 86,450 shares on September 30, 2016. The shares awarded to Gardini vest as to 27,500 shares on July 1, 2014; 4,600 shares on September 30, 2014; 4,600 shares on September 30, 201;5 and 4,550 shares on September 30, 2016. Each of Mizrahi and Gardini has the right to extend the vesting date(s) by six-month increments in his or her discretion prior to the date the restrictions would lapse.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company agreed to award to Gardini 41,250 shares of restricted Common Stock on January 1, 2014. Reference is made to Item 1.01 for a description of the award.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

No. 9.1	Amended and Restated Voting Agreement dated December 24, 2013 between the Company, IM Ready, LLC., Isaac Mizrahi and Marissa Gardini

No. 10.1	Fifth Amendment dated December 24, 2013 to Asset Purchase Agreement dated as of May 29, 2011, as previously amended

No. 10.2	Promissory Note between the Company and IM Ready, LLC dated December 24, 2013

No. 10.3	Employment Agreement entered into with Isaac Mizrahi dated December 24, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ Seth Burroughs
Name: Seth Burroughs
Title: Executive Vice President

Date: December 24, 2013